Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-148414 of Behringer Harvard Multifamily REIT I, Inc. on Form S-11 of our report dated April 15, 2008, relating to the consolidated financial statements of Behringer Harvard Multifamily REIT I, Inc. and subsidiaries, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Dallas, Texas

April 15, 2008